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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of report: February 15, 1995

                            McDERMOTT INCORPORATED
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            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

         1-4095                                      74-1032246
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  (Commission File Number)              (I.R.S. Employer Identification No.)


          1450 Poydras Street
         New Orleans, Louisiana                       70112-2401
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(Address of Principal Executive Offices)              (Zip Code)


                                (504) 587-5400
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             (Registrant's Telephone Number, Including Area Code)


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ITEM 2.

    In connection with the merger of Offshore Pipelines, Inc. ("OPI") into J. Ray McDermott, S.A. ("JRM") on January 31, 1995, McDermott Incorporated (the "Registrant") sold substantially all of its marine construction services business assets to its parent company, McDermott International, Inc. ("MII"), which MII together with its marine construction services business assets, contributed to JRM in return for (a) 3,200,000 shares of JRM's Series A $2.25 Cumulative Convertible Preferred Stock, (b) $231,000,000, in aggregate principal amount, of JRM's Senior Subordinated Notes due September 15, 2001, (c) 24,668,297 shares of the 38,586,243 shares of JRM's common stock, $.01 par value, outstanding upon the consummation of the merger and (d) other consideration.

    In consideration for the property, plant and equipment included within the assets sold by the Registrant to MII, the Registrant received marketable securities having an aggregate value of $230,315,000 based upon a fair value appraisal of such assets by an independent appraiser. The consideration received by the Registrant from MII is subject to working capital and other adjustments.

ITEM 7.

    At this time it is impracticable to file the required pro forma financial information. The required financial information will be filed as soon as possible, but not later than sixty (60) days from the date hereof.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    McDERMOTT INCORPORATED



DATE: February 15, 1995             /s/ L.R. Purtell
                                    ---------------------------------
                                    Name:   L.R. Purtell
                                    Title:  Senior Vice President and
                                            General Counsel and
                                            Corporate Secretary